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                                                                  EXHIBIT 10.11

               [LETTERHEAD OF TYPHOON CAPITAL CONSULTANTS, LLC.]

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT is made this 25th day of April, 1997, by and between TYPHOON CAPITAL CONSULTANTS, LLC. (hereinafter TYPHOON), and THE SHOPPERS SOURCE, INC. (hereinafter CLIENT), with respect to the following facts:

     A. TYPHOON is in business of providing investor relations, public relations, and financial consulting services.

     B. CLIENT wishes to avail itself of TYPHOON'S services in Investor Relations and Financial Communications.

     C.     TYPHOON is desirous of providing its services to CLIENT.

     NOW, THEREFORE, predicated on the recitals above and of the terms, conditions, and covenants described below, the parties hereto agree as follows:

     1. TYPHOON agrees to render CLIENT its services which will be about 60-70 hours per month on the average.

     2. CLIENT authorizes TYPHOON to act on its behalf in performing investor relations services on a non-exclusive basis for the term of this agreement, which are ordinarily and customarily performed by an investor relations firm on behalf of a corporate client; including, but not limited to, the review of the non-financial portions of the quarterly and annual reports to the shareholders of CLIENT (excluding forms filed with the Securities and Exchange Commission and other regulatory agencies), the drafting and distribution of financial and general press releases, the drafting of a corporate profile for distribution to shareholders and the investing public, and the general introduction of CLIENT to the financial brokerage community. Releases and other information made available to TYPHOON for dissemination to the public, to shareholders and to the financial community will be provided by a principal officer of CLIENT, its attorneys, or auditors.

     3. CLIENT authorizes TYPHOON to act on its behalf as its non-exclusive public relations agent. TYPHOON shall use its best efforts in the performance of its assignment contemplated herein. However, since outcomes are influenced by many factors beyond the control of TYPHOON, CLIENT acknowledges and agrees that TYPHOON does not and cannot guarantee specific, or overall results from its efforts on behalf of CLIENT.


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     4.     CLIENT understands and agrees that TYPHOON shall not be required to render services to CLIENT on an exclusive basis, or devote its entire time to CLIENT's affairs. Nothing in this agreement shall be construed as limiting TYPHOON's right to represent other persons and/or entities, except that TYPHOON agrees not to represent any entity or product which is directly competitive with a product marketed by client unless TYPHOON first obtains CLIENT's written approval, which approval may be withheld.

     5. The term of this agreement shall be twelve (12) months, commencing May 1, 1997 and terminating on April 30, 1998.

     Further, CLIENT understands and agrees that upon the effective termination date of this Agreement, it shall remain solely liable for any and all outstanding obligations incurred pursuant to this Agreement, including, but not limited to all obligations to reimburse TYPHOON, or third parties. As a material inducement to TYPHOON, CLIENT agrees to indemnify TYPHOON and hold it free and harmless from any and all such obligations. Should any Judgement, or assessment be made against TYPHOON for any such obligation of CLIENT arising from TYPHOON's performance of its duties hereunder, CLIENT agrees to pay all such Judgements or assessments immediately upon notice of their respective existence.

     6. CLIENT understands and agrees that in furnishing the company with advice and other services as provided in this Agreement, neither TYPHOON nor any officer, director or agent thereof shall be liable to CLIENT or its creditors for errors of judgement or anything except willful malfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under the terms of this Agreement.

     7. CLIENT represents and warrants to TYPHOON that; CLIENT will not cause or knowingly permit any action to be taken in connection with transactions which violates the Securities Act of 1933, Securities Act of 1934, or any state securities law. CLIENT agrees to indemnify and hold TYPHOON and its officers, directors, and agents, free and harmless from any liability, cost and expense, including attorneys' fees in the event of a breach of this representation and warranty. CLIENT shall also assume responsibility for the Indemnitees' defense in any such matters, except where a conflict exists such that they are required to retain separate counsel, in which event, CLIENT shall pay the legal fees and expenses, as and when incurred, of separate council retained by Indemnitees to provide such defense.

     8. CLIENT agrees to pay TYPHOON a monthly retainer of Three Thousand Dollars ($3,000.00) per month for the term of the Agreement. The first installment is due at the successful closing of CLIENT's Series B Preferred Stock offering, or May 31, 1997 at the latest. Subsequent payments are due in advance, payable on the 1st day of each month.
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      9.   CLIENT further agrees to compensate TYPHOON in stock by issuing a total of 16,000 shares of Series B Preferred Stock along with the associated dividend, liquidation, conversion, and anti-dilution provisions.

     10. CLIENT agrees to reimburse TYPHOON for all out of pocket expenses incurred by it in the performance of assignments on behalf of CLIENT. Such out of pocket expenses shall include, but are not limited to costs of long-distance telephone, facsimile services, mileage/travel, messenger services, printing, copying, postage, and other such ancillary services. However, it is understood by TYPHOON that any single expense in excess of Two Hundred Dollars ($200.00) will be approved in advance by CLIENT in writing. Any disputed expense must be made known to TYPHOON in writing within fifteen (15)days of receipt. Out of pocket expenses will be billed on or about the fifteenth of each month and will be due and payable within fifteen (15) days of receipt.

     11. CLIENT or TYPHOON may cancel this agreement upon 30 days written notice after 6 months unless CLIENT does not successfully close the current offering of Series B Preferred Stock that is currently under progress, in such case either CLIENT or TYPHOON may cancel this agreement upon 30 days written notice. Notwithstanding anything to the contrary, CLIENT will remain obligated to Pay TYPHOON pro-rata compensation for work done, according to this Agreement.

     12. This Agreement shall be governed by and construed to be in accordance with the laws of the State of California. The parties hereto shall deliver notices to each other by personal delivery or by registered mail (return receipt requested) addressed as follows:

          TYPHOON:  TYPHOON CAPITAL CONSULTANTS, LLC
                    11601 WILSHIRE BLVD. SUITE 500
                    LOS ANGELES, CA 90025

          CLIENT:   THE SHOPPERS SOURCE, INC.
                    3300 IRVINE AVE. SUITE 374
                    NEWPORT BEACH, CA 92660

     13. All controversies between the parties hereto or arising out of or relating to the business combination contemplated by the Agreement, shall be resolved by arbitration in accordance with applicable rules of the American Arbitration Association. The venue for any such arbitration Los Angeles County, in the State of California.

     14. The individual signing on behalf of CLIENT represents and warrants that he is duly authorized to execute this agreement on its behalf.
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      IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and date first above written.




                                       "TYPHOON"
                                       TYPHOON CAPITAL CONSULTANTS, LLC



                                       By: /s/ Sanjay Sabnani
                                          -------------------------------
                                          Sanjay Sabnani, President

                                       Date: 4-25-97
                                             ----------------------------


                                       "CLIENT"
                                       THE SHOPPERS SOURCE, INC.


                                       By: /s/ Robert McNulty
                                          --------------------------------
                                           Robert McNulty, Chief Executive
                                           Officer

                                       Date:
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